UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2021

Liberty Media Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39920	85-3809075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard Englewood, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

(720) 875-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Series A common stock and one-fifth of one redeemable warrant	LMACU	The Nasdaq Stock Market LLC

Series A common stock, par value $0.0001 per share	LMACA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50	LMACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On February 1, 2021, Liberty Media Acquisition Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of its initial public offering of units and private placement of warrants on January 26, 2021. The Original 8-K included an audited balance sheet of the Company as of January 26, 2021 reflecting receipt of the offering proceeds as Exhibit 99.1 thereto. On March 29, 2022, the Company filed a Current Report on Form 8-K disclosing under Item 4.02 that the audit committee of the board of directors of the Company determined that, among other things, the Company’s audited balance sheet as of January 26, 2021 filed as Exhibit 99.1 to the Original 8-K should no longer be relied upon and should be restated. The Company is filing this Amendment No.1 on Form 8-K/A (the "Amendment") in order to amend the Original 8-K to include a restated audited balance sheet of the Company as of January 26, 2021, as described further in note 2 to the accompanying restated audited balance sheet. Except as described above, no other information included in the Original 8-K is being amended or updated by this Amendment, and this Amendment does not purport to reflect any information or events subsequent to the Original 8-K. This Amendment continues to describe the conditions as of the date of the Original 8-K and, except as expressly contained herein, the Company has not updated, modified or supplemented the disclosures contained in the Original 8-K. Accordingly, this Amendment should be read in conjunction with the Original 8-K and with the Company’s filings with the SEC subsequent to the Original 8-K.

Item 8.01	Other Events.

As previously reported, on January 26, 2021, Liberty Media Acquisition Corporation (the “Company”) consummated its initial public offering (the “IPO”) of 57,500,000 units (the “Units”), including 7,500,000 Units sold pursuant to the full exercise of the underwriters’ over-allotment option. Each Unit consists of one share of Series A common stock of the Company, par value $0.0001 per share (“Series A Common Stock”), and one-fifth of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one share of Series A Common Stock for $11.50 per share, subject to adjustment, following the later of 30 days after the completion of the Company's initial business combination and 12 months from the closing of the IPO. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $575,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 10,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, Liberty Media Acquisition Sponsor LLC (the “Sponsor”), generating gross proceeds to the Company of $15,000,000. The Private Placement Warrants are identical to the warrants sold as part of the Units in the IPO except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company; (2) they (including the Series A Common Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Series A Common Stock issuable upon exercise of these warrants) are entitled to registration rights.

A total of $575,000,000, comprised of proceeds from the IPO and the sale of the Private Placement Warrants, including $20,125,000 of the underwriters’ deferred discount, were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of January 26, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed with this Form 8-K/A:

Exhibit
No.	Description of Exhibits

99.1	Audited Balance Sheet, as of January 26, 2021 (Restated).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Media Acquisition Corporation

Date: March 30, 2022	By:	/s/ Wade D. Haufschild
Name: Wade D. Haufschild
Title: Senior Vice President